Exhibit 3.1

AMENDMENT NO. 1 TO THE SIXTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
ENTERPRISE PRODUCTS PARTNERS L.P.

This Amendment No. 1 dated effective as of August 11, 2011 (this “Amendment No. 1”) to the Sixth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P. dated effective as of November 22, 2010 (the “Partnership Agreement”) is hereby adopted by Enterprise Products Holdings, LLC (formerly named EPE Holdings, LLC), a Delaware limited liability company (the “General Partner”), as general partner of the Partnership.  Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

RECITALS

WHEREAS, Section 13.1(d) of the Partnership Agreement provides that the General Partner, without the approval of any Partner or Assignee, may amend any provision of the Partnership Agreement to reflect a change that, in the discretion of the General Partner, does not adversely affect the Limited Partners in any material respect; and

WHEREAS, the General Partner deems it advisable to amend the form of Certificate evidencing ownership of Common Units and certain other matters relating to Certificates in the Partnership Agreement.

NOW, THEREFORE, the General Partner does hereby amend the Partnership Agreement as follows:

Section 1. Amendments.

(a) Exhibit Index.  The exhibit index on page iv is hereby amended and restated as follows:

Exhibit A - Form of Common Unit Certificate

Exhibit B - Form of Class B Unit Certificate

(b) Section 5.12(d).  Section 5.12(d) is hereby amended to replace the reference to “Exhibit A” with “Exhibit B.”

(c) Attachment I - Attachment I is hereby amended to amend and restate the definition of “Certificate” to read in its entirety as follows:

“Certificate” means (i) a certificate, substantially in the form of Exhibit A to this Agreement or in such other form as may be adopted by the General Partner in its

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discretion, issued by the Partnership evidencing ownership of one or more Common Units, (ii) a certificate, substantially in the form of Exhibit B to this Agreement or in such other form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more Class B Units, (iii) any certificate substantially in the form authorized under any prior partnership agreement of the Partnership, or previously adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more Common Units or Class B Units issued prior to August 11, 2011, or (iv) a certificate, in such form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

(d) Exhibits - The Partnership Agreement exhibits are hereby amended and restated in their entirety to read as set forth in Exhibit A and Exhibit B to this Amendment No. 1.

Section 2. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

Section 3. Governing Law.  This Amendment No. 1 will be governed by and construed in accordance with the laws of the State of Delaware.

Section 4. Counterparts.  This Amendment No. 1 may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

(Signature Page Follows)

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IN WITNESS WHEREOF, this Amendment No. 1 has been executed as of the date first written above.

General Partner:
ENTERPRISE PRODUCTS HOLDINGS, LLC (formerly named EPE Holdings, LLC)

By:	/s/ Michael A. Creel
Michael A. Creel
President and Chief Executive Officer

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Exhibit A

CERTIFICATE EVIDENCING COMMON UNITS
REPRESENTING LIMITED PARTNER INTERESTS

[LOGO OF ENTERPRISE APPEARS HERE]
ENTERPRISE PRODUCTS PARTNERS L.P.
(a limited partnership formed under the laws of the State of Delaware)

COMMON UNITS
THIS CERTIFICATE IS TRANSFERABLE IN
[SOUTH SAINT PAUL, MN.]	COMMON UNITS
CUSIP 293792 10 7

In accordance with Section 4.1 of the Amended and Restated Agreement of Limited Partnership of ENTERPRISE PRODUCTS PARTNERS L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), ENTERPRISE PRODUCTS PARTNERS L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that _______________________ (the “Holder”) is the registered owner of ________________ Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate.  The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement.  Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002.  Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF ENTERPRISE PRODUCTS PARTNERS L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF ENTERPRISE PRODUCTS PARTNERS L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE ENTERPRISE PRODUCTS PARTNERS L.P. TO BE TREATED AS AN ASSOCIATION

TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED).  ENTERPRISE PRODUCTS HOLDINGS, LLC, THE GENERAL PARTNER OF ENTERPRISE PRODUCTS PARTNERS L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF ENTERPRISE PRODUCTS PARTNERS L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES.  THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	ENTERPRISE PRODUCTS PARTNERS L.P.
Countersigned and Registered by:	By:	ENTERPRISE PRODUCTS HOLDINGS, LLC, its General Partner
[TRANSFER AGENT NAME]	By:
as Transfer Agent and Registrar	Name:
By:	By:
Authorized Signature	Secretary

[Reverse of Certificate]
ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties	UNIF GIFT/TRANSFERS MIN ACT ________ Custodian____________ (Cust) (Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD Minors Act ________________
(State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS
IN
ENTERPRISE PRODUCTS PARTNERS L.P.

FOR VALUE RECEIVED, ____________________ hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

_______ Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ____________________________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of ENTERPRISE PRODUCTS PARTNERS L.P.

Date: ____________________	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION	__________________________________________ (Signature) __________________________________________ (Signature)

PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

_______________

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

_______________________

APPLICATION FOR TRANSFER OF COMMON UNITS

The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.
The Assignee(s) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Amended and Restated Agreement of Limited Partnership of ENTERPRISE PRODUCTS PARTNERS L.P. (the “Partnership”), as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee's attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the power of attorney provided for in the Partnership Agreement and (e) makes the waiver and gives the consents and approvals contained in the Partnership Agreement. Capitalized items not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:____________________ ______

Social Security or other identifying number of Assignee	Signature of Assignee

Purchase Price including commission, if any	Name and Address of Assignee

Type of Entity (check one):
[_] Individual            [_] Partnership           [_] Corporation
[_] Trust                    [_] Other (specify)_______________

Nationality (check one):
[_] U.S. Citizen, Resident or Domestic Entity

[_] Foreign Corporation   [_] Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.
Under Section 1445(a) of the Internal Revenue Code of 1989, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person.
To inform the Partnership that no withholding is required with respect to the undersigned Interestholder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the Interestholder).

Complete Either A or B:
A. Individual Interestholder
1. I am not a non-resident alien for purposes of U.S. income taxation.
2. My U.S. taxpayer identification number (Social Security Number) is _____________.
3. My home address is ____________________________________________________.
4. My taxable year ends on December 31st.

B. Partnership, Corporation or Other interestholder
1. ____________________________________________ is not a foreign
                                                (Name of Interestholder)
corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).
2. The Interestholder's U.S. employer identification number is _______________________________________________________________.
3. The Interestholder's office address and place of incorporation (if applicable) is _________________________________________.
4. The Interestholder's taxable year ends on December 31st.
The Interestholder agrees to notify the Partnership within sixty (60) days of the date the Interestholder becomes a foreign person.
The Interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.
Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of
______________________________________________________________________________
                                                     Name of Interestholder
______________________________________________________________________________
                                                      Signature and Date
______________________________________________________________________________
                                                      Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or registered with the Financial Industry Regulatory Authority, or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee’s knowledge.

Exhibit B

Certificate Evidencing Class B Units
Representing Limited Partner Interests in
ENTERPRISE PRODUCTS PARTNERS L.P.

No.	________ Class B Units

In accordance with the Amended and Restated Agreement of Limited Partnership of ENTERPRISE PRODUCTS PARTNERS L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), ENTERPRISE PRODUCTS PARTNERS L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that  (the “Holder”) is the registered owner of Class B Units representing limited partner interests in the Partnership (the “Class B Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Class B Units represented by this Certificate.  The rights, preferences and limitations of the Class B Units are set forth in, and this Certificate and the Class B Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement.  Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002.  Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF ENTERPRISE PRODUCTS PARTNERS L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF ENTERPRISE PRODUCTS PARTNERS

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L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE ENTERPRISE PRODUCTS PARTNERS L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED).  THE GENERAL PARTNER OF ENTERPRISE PRODUCTS PARTNERS L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF ENTERPRISE PRODUCTS PARTNERS L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES.  THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	ENTERPRISE PRODUCTS PARTNERS L.P.
Countersigned and Registered by:	By:	ENTERPRISE PRODUCTS HOLDINGS, LLC, its General Partner
By:
as Transfer Agent and Registrar	Name:
By:	By:
Authorized Signature	Secretary

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[Reverse of Certificate]
ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties	UNIF GIFT/TRANSFERS MIN ACT ________ Custodian____________ (Cust) (Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to Minors Act ________________
(State)
Additional abbreviations, though not in the above list, may also be used.

FOR VALUE RECEIVED, ____________________ hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

_______ Class B Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ____________________________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of ENTERPRISE PRODUCTS PARTNERS L.P.

Date: ____________________	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
THE SIGNATURE(S) MUST BE
GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS,
SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT
UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE
GUARANTEE MEDALLION
PROGRAM), PURSUANT TO S.E.C.
RULE 17Ad-15
__________________________________________ (Signature) __________________________________________ (Signature)
_______________

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No transfer of the Class B Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Class B Units to be transferred is surrendered for registration or transfer and, if requested by the General Partner pursuant to Section 4.8 of the Partnership Agreement, a Citizenship Certificate has been properly completed and executed by a transferee on a separate application that the Partnership will furnish on request without charge.  A transferor of the Class B Units shall have no duty to the transferee with respect to execution of a Citizenship Certificate in order for such transferee to obtain registration of the transfer of the Class B Units.

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